Exhibit 99.1

THE HOME DEPOT ANNOUNCES FOURTH QUARTER AND FISCAL 2012 RESULTS; ANNOUNCES $17 BILLION SHARE REPURCHASE AUTHORIZATION; INCREASES QUARTERLY DIVIDEND BY 34 PERCENT AND PROVIDES FISCAL YEAR 2013 GUIDANCE

ATLANTA, February 26, 2013 -- The Home Depot®, the world's largest home improvement retailer, today reported sales of $18.2 billion for the fourth quarter of fiscal 2012, a 13.9 percent increase from the fourth quarter of fiscal 2011. Comparable store sales for the fourth quarter of fiscal 2012 increased 7.0 percent, and comp sales for U.S. stores were 7.1 percent.

The fourth quarter of fiscal 2012 consisted of 14 weeks compared with 13 weeks for the prior year. The 14th week added approximately $1.2 billion in sales for the quarter and the year. Excluding the 14th week, fourth quarter sales increased by 6.3 percent compared to the fourth quarter of fiscal 2011. The additional week is not included in comparable store sales results for the quarter or the year.

Net earnings for the fourth quarter were $1.0 billion, or $0.68 per diluted share, compared with net earnings of $774 million, or $0.50 per diluted share, in the same period of fiscal 2011. These results reflect a favorable adjustment to a previously announced China store closing charge of approximately $20 million, net of tax, or $0.01 per diluted share. The 14th week increased earnings per diluted share by approximately $0.07 for the quarter and the year.

Fiscal 2012

Sales for fiscal 2012 were $74.8 billion, an increase of 6.2 percent from fiscal 2011. Total company comparable store sales for the year increased 4.6 percent, and comp sales for U.S. stores were 4.9 percent for the year. Excluding the 53rd week, sales for fiscal 2012 increased by 4.5 percent from fiscal 2011.

Earnings per diluted share in fiscal 2012 were $3.00, compared to $2.47 per diluted share in fiscal 2011, an increase of 21.5 percent. These results reflect a nonrecurring charge of approximately $145 million, net of tax, or $0.10 per diluted share, associated with the China store closings. On an adjusted basis, earnings per diluted share in fiscal 2012 were $3.10, compared to $2.47 per diluted share in fiscal 2011, an increase of 25.5 percent.

“We ended the year with a strong performance as our business benefited from a continued recovery in the housing market coupled with sales related to repairs in the areas impacted by Hurricane Sandy,” said Frank Blake, chairman & CEO. “I'd like to thank our associates for their hard work and dedication.”

Capital Allocation Strategy

The Company today announced that its board of directors declared a 34 percent increase in its quarterly dividend to $0.39 cents per share. “The board increased the dividend for the fourth time in as many years. In line with our targeted dividend payout of 50 percent, the dividend increase is a testament to our
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commitment to create value for our shareholders,” said Blake. The dividend is payable on March 28, 2013, to shareholders of record on the close of business on March 14, 2013. This is the 104th consecutive quarter the Company has paid a cash dividend.

The board of directors also authorized a $17.0 billion share repurchase program replacing its previous authorization. Since 2002 and through February 3, 2013, the Company has returned more than $37.5 billion of cash to shareholders through repurchases, repurchasing approximately 1 billion shares.

Combined with today's announcements, the Company reiterated its capital allocation principles:

•	Dividend Principle: Targeting a dividend payout ratio of approximately 50 percent.

•
Share Repurchase Principle: After meeting the needs of the business, will use excess cash to repurchase shares, with the intent of completing $17.0 billion of share repurchases by the end of fiscal 2015.

•	Return on Invested Capital Principle: Maintain a high return on invested capital, with a goal of reaching 24 percent by the end of fiscal 2015.

Fiscal 2013 Guidance

The Company provided the following guidance for fiscal 2013, a 52-week year compared to fiscal 2012, a 53-week year:

•	Sales growth of approximately 2 percent

•	Comparable store sales growth of approximately 3 percent

•	Nine new stores

•	Moderate gross margin expansion

•	Operating margin expansion of approximately 65 basis points

•	Tax rate of approximately 37 percent

•	Share repurchases of approximately $4.5 billion

•	Diluted earnings-per-share growth after anticipated share repurchases of approximately 12 percent to $3.37

•	Capital spending of approximately $1.5 billion

•	Depreciation and amortization expense of approximately $1.7 billion

•	Cash flow from the business of approximately $7.2 billion

The Home Depot will conduct a conference call today at 9 a.m. ET to discuss information included in this news release and related matters. The conference call will be available in its entirety through a webcast and replay at earnings.homedepot.com.

At the end of the fourth quarter, the Company operated a total of 2,256 retail stores in all 50 states, the District of Columbia, Puerto Rico, U.S. Virgin Islands, Guam, 10 Canadian provinces and Mexico. The Company employs more than 300,000 associates. The Home Depot's stock is traded on the New York Stock Exchange (NYSE: HD) and is included in the Dow Jones industrial average and Standard & Poor's 500 index.
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To provide clarity, internally and externally, about the Company's operating performance for recently completed fiscal periods, the Company has supplemented its reporting with non-GAAP financial measures to reflect the impact of the closing of seven stores in China. The Company believes that these non-GAAP financial measures better enable management and investors to understand and analyze the Company's performance by providing them with meaningful information relevant to events of unusual nature or frequency that impact the comparability of underlying business results from period to period. However, this supplemental information should not be considered in isolation or as a substitute for the related GAAP measures. A reconciliation of the non-GAAP financial measures to the comparable GAAP measures can be found attached to this press release and at http://earnings.homedepot.com.

Certain statements contained herein constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements may relate to, among other things, the demand for our products and services, net sales growth, comparable store sales, state of the economy, state of the residential construction, housing and home improvement markets, state of the credit markets, including mortgages, home equity loans and consumer credit, inventory and in-stock positions, commodity price inflation and deflation, implementation of store and supply chain initiatives, continuation of share repurchase programs, net earnings performance, earnings per share, capital allocation and expenditures, liquidity, return on invested capital, management of relationships with our suppliers and vendors, stock-based compensation expense, the effect of accounting charges, the effect of adopting certain accounting standards, the ability to issue debt on terms and at rates acceptable to us, store openings and closures, expense leverage, guidance for fiscal 2013 and beyond and financial outlook.  Forward-looking statements are based on currently available information and our current assumptions, expectations and projections about future events. You should not rely on our forward-looking statements. These statements are not guarantees of future performance and are subject to future events, risks and uncertainties - many of which are beyond our control or are currently unknown to us - as well as potentially inaccurate assumptions that could cause actual results to differ materially from our expectations and projections. These risks and uncertainties include but are not limited to those described in Item 1A, “Risk Factors,” and elsewhere in our Annual Report on Form 10-K for our fiscal year ended January 29, 2012 and in our subsequent Quarterly Reports on Form 10-Q.
Forward-looking statements speak only as of the date they are made, and we do not undertake to update these statements other than as required by law. You are advised, however, to review any further disclosures we make on related subjects in our periodic filings with the Securities and Exchange Commission.

For more information, contact:
Financial Community	News Media
Diane Dayhoff	Paula Drake
Vice President of Investor Relations	Director of Corporate Communications
770-384-2666	770-384-3439
diane_dayhoff@homedepot.com	paula_drake@homedepot.com

THE HOME DEPOT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
FOR THE THREE MONTHS AND FISCAL YEARS ENDED FEBRUARY 3, 2013 AND JANUARY 29, 2012
(Unaudited)
(Amounts in Millions Except Per Share Data and as Otherwise Noted)

	Three Months Ended(1)		% Increase (Decrease)	Fiscal Year Ended(2)		% Increase (Decrease)
	February 3, 2013	January 29, 2012		February 3, 2013	January 29, 2012
NET SALES	$18,246	$16,014	13.9%	$74,754	$70,395	6.2%
Cost of Sales	11,880	10,417	14.0	48,912	46,133	6.0
GROSS PROFIT	6,366	5,597	13.7	25,842	24,262	6.5
Operating Expenses:
Selling, General and Administrative	4,217	3,877	8.8	16,508	16,028	3.0
Depreciation and Amortization	399	390	2.3	1,568	1,573	(0.3)
Total Operating Expenses	4,616	4,267	8.2	18,076	17,601	2.7
OPERATING INCOME	1,750	1,330	31.6	7,766	6,661	16.6
Interest and Other (Income) Expense:
Interest and Investment Income	(6)	(4)	50.0	(20)	(13)	53.8
Interest Expense	166	154	7.8	632	606	4.3
Other	—	—	—	(67)	—	N/A
Interest and Other, net	160	150	6.7	545	593	(8.1)
EARNINGS BEFORE PROVISION FOR INCOME TAXES	1,590	1,180	34.7	7,221	6,068	19.0
Provision for Income Taxes	569	406	40.1	2,686	2,185	22.9

NET EARNINGS	$1,021	$774	31.9%	$4,535	$3,883	16.8%

Weighted Average Common Shares	1,479	1,525	(3.0)%	1,499	1,562	(4.0)%
BASIC EARNINGS PER SHARE	$0.69	$0.51	35.3	$3.03	$2.49	21.7
Diluted Weighted Average Common Shares	1,491	1,535	(2.9)%	1,511	1,570	(3.8)%
DILUTED EARNINGS PER SHARE	$0.68	$0.50	36.0	$3.00	$2.47	21.5

	Three Months Ended(1)		% Increase (Decrease)	Fiscal Year Ended(2)		% Increase (Decrease)
SELECTED HIGHLIGHTS	February 3, 2013	January 29, 2012		February 3, 2013	January 29, 2012
Number of Customer Transactions	329.1	303.0	8.6%	1,364.0	1,317.5	3.5%
Average Ticket (actual)	$55.46	$52.54	5.6	$54.89	$53.28	3.0
Weighted Average Weekly Sales per Operating Store (in thousands)	$580	$544	6.6	$627	$601	4.3
Square Footage at End of Period	235	235	—	235	235	—
Capital Expenditures	$425	$401	6.0	$1,312	$1,221	7.5
Depreciation and Amortization(3)	$427	$417	2.4%	$1,684	$1,682	0.1%
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(1)	Three months ended February 3, 2013 includes 14 weeks. Three months ended January 29, 2012 includes 13 weeks.

(2)	Fiscal year ended February 3, 2013 includes 53 weeks. Fiscal year ended January 29, 2012 includes 52 weeks.

(3)	Includes depreciation of distribution centers and tool rental equipment included in Cost of Sales and amortization of deferred financing costs included in Interest Expense.
N/A - Not Applicable

THE HOME DEPOT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS ITEMS EXCLUDING CERTAIN ADJUSTMENTS (NON-GAAP)
FOR THE THREE MONTHS AND FISCAL YEAR ENDED FEBRUARY 3, 2013
(Unaudited)
(Amounts in Millions Except Per Share Data)

	Three Months Ended February 3, 2013(1)
	Actuals	China Store Closings(3)	As Adjusted (Non-GAAP)
Gross Profit	$6,366	$—	$6,366
Total Operating Expenses	4,616	(20)	4,636
Operating Income	1,750	20	1,730
Net Earnings	1,021	20	1,001
Diluted Earnings Per Share	$0.68	$0.01	$0.67

	Fiscal Year Ended February 3, 2013(2)
	Actuals	China Store Closings(3)	As Adjusted (Non-GAAP)
Gross Profit	$25,842	$(10)	$25,852
Total Operating Expenses	18,076	135	17,941
Operating Income	7,766	(145)	7,911
Net Earnings	4,535	(145)	4,680
Diluted Earnings Per Share	$3.00	$(0.10)	$3.10

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(1)	Three months ended February 3, 2013 includes 14 weeks.

(2)	Fiscal year ended February 3, 2013 includes 53 weeks.

(3)	Adjustments are related to the closing of seven stores in China.

THE HOME DEPOT, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
AS OF FEBRUARY 3, 2013 AND JANUARY 29, 2012
(Unaudited)
(Amounts in Millions)

	February 3, 2013	January 29, 2012
ASSETS
Cash and Cash Equivalents	$2,494	$1,987
Receivables, net	1,395	1,245
Merchandise Inventories	10,710	10,325
Other Current Assets	773	963
Total Current Assets	15,372	14,520
Property and Equipment, net	24,069	24,448
Goodwill	1,170	1,120
Other Assets	473	430
TOTAL ASSETS	$41,084	$40,518

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts Payable	$5,376	$4,856
Accrued Salaries and Related Expenses	1,414	1,372
Current Installments of Long-Term Debt	1,321	30
Other Current Liabilities	3,351	3,118
Total Current Liabilities	11,462	9,376
Long-Term Debt	9,475	10,758
Other Long-Term Liabilities	2,370	2,486
Total Liabilities	23,307	22,620
Total Stockholders’ Equity	17,777	17,898
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$41,084	$40,518

THE HOME DEPOT, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR FISCAL YEARS ENDED FEBRUARY 3, 2013 AND JANUARY 29, 2012
(Unaudited)
(Amounts in Millions)

	Fiscal Year Ended(1)
	February 3, 2013	January 29, 2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Earnings	$4,535	$3,883
Reconciliation of Net Earnings to Net Cash Provided by Operating Activities:
Depreciation and Amortization	1,684	1,682
Stock-Based Compensation Expense	218	215
Changes in Working Capital and Other	538	871
Net Cash Provided by Operating Activities	6,975	6,651
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital Expenditures	(1,312)	(1,221)
Payments for Businesses Acquired, net	(170)	(65)
Proceeds from Sale of Business, net	—	101
Proceeds from Sales of Property and Equipment	50	56
Net Cash Used in Investing Activities	(1,432)	(1,129)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Long-Term Borrowings, net of discount	—	1,994
Repayments of Long-Term Debt	(32)	(1,028)
Repurchases of Common Stock	(3,984)	(3,470)
Proceeds from Sales of Common Stock	784	306
Cash Dividends Paid to Stockholders	(1,743)	(1,632)
Other	(59)	(218)
Net Cash Used in Financing Activities	(5,034)	(4,048)
Change in Cash and Cash Equivalents	509	1,474
Effect of Exchange Rate Changes on Cash and Cash Equivalents	(2)	(32)
Cash and Cash Equivalents at the Beginning of the Period	1,987	545
Cash and Cash Equivalents at the End of the Period	$2,494	$1,987
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(1)	Fiscal year ended February 3, 2013 includes 53 weeks. Fiscal year ended January 29, 2012 includes 52 weeks.